Corporate Capital Trust, Inc. 8-K

Exhibit 10.2

ADMINISTRATIVE SERVICES AGREEMENT

This Administrative Services Agreement (this “Agreement”) is made as of April 9, 2018, by and between CORPORATE CAPITAL TRUST, INC., a Maryland corporation (hereinafter referred to as the “Company”), and FS/KKR ADVISOR, LLC, a Delaware limited liability company (hereinafter referred to as the “Administrator”).

W I T N E S S E T H:

WHEREAS, the Company is a non-diversified closed-end management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940 (together with the rules promulgated thereunder, the “1940 Act”);

WHEREAS, the Company desires to retain the Administrator to provide administrative services to the Company in the manner and on the terms and conditions hereinafter set forth; and

WHEREAS, the Administrator is willing to provide administrative services to the Company in the manner and on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Administrator hereby agree as follows:

1.            Duties of the Administrator.

(a)          Engagement of Administrator. The Company hereby engages and retains the Administrator to furnish, or arrange for others to furnish, the administrative services, personnel and facilities described below for the period and on the terms and conditions set forth in this Agreement. The Administrator hereby accepts such engagement and retention and agrees during such period to render, or arrange for the rendering of, such services and to assume the obligations herein set forth, subject to the reimbursement of costs and expenses provided for below. The Administrator and any others with whom the Administrator subcontracts to provide the services set forth herein, shall for all purposes herein be deemed to be independent contractors of the Company and shall, unless otherwise expressly provided or authorized herein, have no authority to act for or represent the Company in any way or otherwise be deemed agents of the Company.

The Administrator shall be subject to review and oversight by the Board of Directors of the Company (the “Board of Directors”) to assure that the administrative procedures, operations and programs of the Company are in the best interests of the Company’s shareholders.

(b)          Services. The Administrator shall perform (or oversee, or arrange for, the performance of) the administrative services necessary for the operation of the Company. Without limiting the generality of the foregoing, the Administrator shall:

(i)          provide the Company with office facilities and equipment, and provide clerical, bookkeeping, accounting and recordkeeping services, legal services, and shall provide all such other services, except investment advisory services, as the Administrator, subject to review by the Board of Directors, shall from time to time determine to be necessary or useful to perform its obligations under this Agreement;

(ii)         on behalf of the Company, enter into agreements and/or conduct relations with custodians, depositories, transfer agents, distribution disbursing agents, the dividend reinvestment plan administrator, shareholder servicing agents, accountants, auditors, tax consultants, advisers and experts, investment advisers, compliance officers, escrow agents, attorneys, underwriters, managing dealers, brokers and dealers, investor custody and share transaction clearing platforms, marketing, sales and advertising materials contractors, public relations firms, investor communication agents, printers, insurers, banks, independent valuers, and such other persons in any such other capacity deemed to be necessary or desirable by the Administrator and the Company;

(iii)        be authorized to enter into one or more sub-administration agreements (each a “Sub-Administration Agreement”) with other service providers (each a “Sub-Administrator”) pursuant to which the Administrator may obtain the services of the service providers in fulfilling its responsibilities hereunder (any such Sub-Administration Agreements shall be in accordance with the requirements of the 1940 Act and other applicable federal and state law and shall contain a provision requiring the Sub-Administrator to comply with Sections 2 and 3 as if it were the Administrator);

(iv)        make reports to the Board of Directors of its performance of obligations hereunder;

(v)         furnish advice and recommendations with respect to such other aspects of the business and affairs of the Company as the Administrator reasonably shall determine to be desirable; provided, however, that nothing herein shall be construed to require the Administrator to, and the Administrator shall not pursuant to this Agreement, provide any advice or recommendation relating to the securities or other assets that the Company should purchase, retain or sell or any other investment advisory services to the Company;

(vi)        assist the Company in the preparation of the financial and other records that the Company is required to maintain and the preparation, printing and dissemination of reports that the Company is required to furnish to shareholders, and reports and other materials filed with the Securities and Exchange Commission, and states and jurisdictions where any offering of the Company’s shares is registered and there is a duty to file information with one or more states on an ongoing basis;

(vii)       assist the Company in determining and publishing the Company’s net asset value, oversee the preparation and filing of the Company’s tax returns, and generally oversee and monitor the payment of the Company’s expenses and ensure that fees and expenses are within any applicable limitations set forth in the Company’s articles of incorporation, as amended from time to time (“Articles of Incorporation”); and

(viii)      oversee the performance of sub-administrative and other professional services rendered to the Company by others.

2.            Records.

The Administrator shall maintain and keep all books, accounts and other records of the Company that relate to activities performed by the Administrator hereunder as required under the 1940 Act. The Administrator agrees that all records which it maintains and preserves for the Company shall at all times remain the property of the Company, shall be readily accessible during normal business hours, and shall be promptly surrendered to the Company upon the termination of the Agreement or otherwise on written request by the Company. The Administrator further agrees that the records which it maintains for the Company will be preserved in the manner and for the periods prescribed by the 1940 Act, unless any such records are earlier surrendered as provided above. Records shall be surrendered in usable machine-readable form. The Administrator shall have the right to retain copies of such records for an indefinite period, subject to observance of its confidentiality obligations under this Agreement. The Administrator shall maintain records of the locations where any books, accounts and records of the Company are maintained by third parties providing services directly or indirectly to the Company.

3.            Confidentiality.

The parties hereto agree that each shall treat confidentially all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto, including all “nonpublic personal information,” as defined under the Gramm-Leach-Bliley Act of 1999 (Public law 106-102, 113 Stat. 1138), shall be used by the other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party, without the prior consent of such providing party, except that such confidential information may be disclosed to an affiliate or agent of the disclosing party to be used for the sole purpose of providing the services set forth herein. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed to any regulatory authority, by judicial or administrative process or otherwise by applicable law or regulation.

4.            Allocation of Costs and Expenses.

The Company shall bear all costs and expenses for the administration of its business and shall reimburse the Administrator for any such costs and expenses which have been paid by the Administrator on behalf of the Company on the terms and conditions set forth in Section 5. These costs and expenses shall include, but not be limited to:

(a)           office administration;

(b)           allocable portion of expenses and rent pertaining to the Administrator’s duties performed hereunder;

(c)           allocable portion of salaries, rent and expenses, including board meeting travel expenses, of employees of the Administrator also serving in the capacity of chief financial officer and chief compliance officer and their respective staffs;

(d)           costs associated with the monitoring and preparation of regulatory reporting, including registration amendments, prospectus supplements, and tax reporting;

(e)           costs and expenses related to preparation for, and conducting of, Board of Director and annual shareholder meetings, secretarial services, oversight of corporate calendar, shareholder and director communications and services;

(f)            soliciting and oversight of risk management protocols, including fidelity bond, and director and officers insurance policies;

(g)           coordination and oversight of service provider activities and the direct cost of such contractual matters related thereto; and

(h)           coordination and oversight of audits, regulatory inquiries, certifications and sub-certifications.

5.            No Fee; Reimbursement of Expenses; Limitations on Reimbursement of Expenses.

In full consideration for the provisions of the services provided by the Administrator under this Agreement, the parties acknowledge that there shall be no separate fee paid in connection with the services provided, notwithstanding that the Company shall reimburse the Administrator, at the end of each fiscal quarter, for all expenses of the Company incurred by the Administrator as well as the actual cost of goods and services used for the Company and obtained by the Administrator from entities not Affiliated with the Company. The Administrator may be reimbursed for the administrative services necessary for the prudent operation of the Company performed by it on behalf of the Company; provided, however, the reimbursement shall be an amount equal to the lower of the Administrator’s actual cost or the amount the Company would be required to pay third parties for the provision of comparable administrative services in the same geographic location; and provided, further, that such costs are reasonably allocated to the Company on the basis of assets, revenues, time records or other method conforming with generally accepted accounting principles and consistent with past practice (but solely to the extent such past practice is not inconsistent with the policies of the Administrator).

6.            Affiliate Defined.

For purposes of this Agreement, “Affiliate” or “Affiliated” or any derivation thereof means with respect to any individual, corporation, partnership, trust, joint venture, limited liability company or other entity or association (“Person”): (a) any Person directly or indirectly owning, controlling, or holding, with the power to vote, 10% or more of the outstanding voting securities of such other Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (c) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (d) any executive officer, director, trustee or general partner of such other Person; or (e) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

7.            Limitation of Liability of the Administrator; Indemnification.

(a)           Indemnification. The Administrator and any Sub-Administrator and their officers, directors, shareholders (and their shareholders or members, including the owners of their shareholders or members) agents, employees, controlling persons (as determined under the 1940 Act), and any other person or entity affiliated with, or acting on behalf of, the Administrator in performing its obligations under this Agreement, including any Sub-Administrator, each of whom shall be deemed a third party beneficiary hereof (each an “Indemnified Party” and collectively, the “Indemnified Parties”) shall not be liable to the Company for any action taken or omitted to be taken by any such Indemnified Party in connection with the performance of any of its duties or obligations under this Agreement, any Sub-Administration Agreement or otherwise as administrator for the Company, and the Company shall indemnify, defend and protect the Indemnified Parties and hold them harmless from and against all losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) (“Losses”) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Indemnified Parties’ duties or obligations under this Agreement, any Sub-Administration Agreement or otherwise as administrator for the Company: (i) to the extent such Losses: (A) are not fully reimbursed by insurance and (B) do not arise by reason of willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Parties’ performance of such duties or obligations, or the Indemnified Parties’ reckless disregard of such duties and obligations; and (ii) otherwise to the fullest extent such indemnification is permitted under the Articles of Incorporation, the 1940 Act, the laws of the State of Maryland and other applicable law.

(b)           Notwithstanding any of the foregoing to the contrary, the provisions of this Section 7 shall not be construed so as to provide for the indemnification of any Indemnified Party for any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the provisions of this Section 7 to the fullest extent permitted by law.

8.            Activities of the Administrator.

The services provided by the Administrator to the Company are not exclusive, and the Administrator may engage in any other business or render similar or different services to others, including the direct or indirect sponsorship or management of other investment based accounts or commingled pools of capital, however structured, whether having investment objectives similar to or different from those of the Company, so long as its services to the Company hereunder are not impaired thereby and nothing in this Agreement shall limit or restrict the right of any officer, director, shareholder (and their shareholders or members, including the owners of their shareholders or members), officer or employee of the Administrator to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the Company’s portfolio companies, subject to applicable law). The Administrator assumes no responsibility under this Agreement other than to render the services set forth herein.

9.            Duration and Termination of this Agreement.

(a)           Term and Effectiveness. This Agreement shall become effective as of the first date written above. Once effective, this Agreement shall remain in effect for two years, and thereafter shall continue automatically for successive one-year periods; provided that such continuance is specifically approved at least annually by: (i) the vote of the Board of Directors, or by the vote of a majority of the outstanding voting securities of the Company and (ii) the vote of a majority of the Company’s directors who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the 1940 Act, or any successor provision thereto) of any such party (the “Independent Directors”), in accordance with the requirements of the 1940 Act.

(b)           Termination. This Agreement may be terminated at any time, without the payment of any penalty: (i) by the Company upon 60 days’ prior written notice to the Administrator upon: (A) the vote of a majority of the outstanding voting securities of the Company (as “majority” is defined in Section 2(a)(42) of the 1940 Act) or (B) the vote of the Board of Directors or (ii) by the Administrator upon not less than 120 days’ prior written notice to the Company. This Agreement and the rights and duties of a party hereunder may not be assigned, including by operation of law, by a party without the prior consent of the other party and this Agreement automatically shall terminate in such event. The provisions of Section 7 shall remain in full force and effect, and the Administrator shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement.

After the termination of this Agreement, the Administrator shall not be entitled to compensation for further services provided hereunder except that it shall be entitled to receive from the Company within 30 days after the effective date of such termination all unpaid reimbursements due and payable to the Administrator prior to termination of this Agreement.

10.          Amendments of this Agreement.

This Agreement may be amended pursuant to a written instrument by mutual consent of the parties.

11.          Severability.

If any provision of this Agreement shall be declared illegal, invalid or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Agreement (to the extent permitted by law) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof.

12.          Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.

13.          Governing Law.

Notwithstanding the place where this Agreement may be executed by any of the parties hereto and the provisions of Section 7, this Agreement shall be construed in accordance with the laws of the State of New York without giving effect to any conflicts of laws principles thereof. For so long as the Company is regulated as a BDC under the 1940 Act, this Agreement shall also be construed in accordance with the applicable provisions of the 1940 Act. In such case, to the extent the applicable laws of the State of New York or any of the provisions herein conflict with the provisions of the 1940 Act, the latter shall control.

14.          Entire Agreement.

This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof.

15.          Third Party Beneficiaries.

Except for any Sub-Administrator (with respect to Section 7) and any Indemnified Party, such Sub-Administrator and Indemnified Party each being an intended beneficiary of this Agreement, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein express or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

16.          Survival.

The provisions of Sections 3, 7, 9(b), 13, 15 and this Section 16 will survive termination of this Agreement.

17.          Notices.

Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at the address listed below or at such other address for a party as shall be specified in a notice given in accordance with this Section 17.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

CORPORATE CAPITAL TRUST, INC.
a Maryland corporation

555 California Street
50th Floor
San Francisco, California 94104

By:	/s/ Philip Davidson
Name:	Philip Davidson
Title:	General Counsel

FS/KKR ADVISOR, LLC
a Delaware limited liability company

201 Rouse Boulevard
Philadelphia, Pennsylvania 19112

By:	/s/ Todd C. Builione
Name:	Todd C. Builione
Title:	President

[Signature Page to Administrative Services Agreement]